Exhibit 99.1

For Immediate Release

Ali Group and Welbilt Announce Definitive Merger Agreement

Welbilt Shareholders to Receive $24.00 per Share in Cash

CHICAGO and NEW PORT RICHEY, Fla. – July 14, 2021 – Ali Holding S.r.l. (“Ali Group”), one of the largest and most diversified global leaders in the foodservice equipment industry, and Welbilt, Inc. (NYSE:WBT) today announced that they have entered into a definitive merger agreement under which Ali Group will acquire Welbilt in an all-cash transaction for $24.00 per share, or approximately $3.5 billion in aggregate equity value and $4.8 billion in enterprise value. The merger agreement has been unanimously approved by the boards of directors of both companies.

“We are pleased to announce this agreement with Welbilt and look forward to combining our highly complementary brands to create a comprehensive product portfolio and enhance our global footprint,” said Filippo Berti, Ali Group Chairman and Chief Executive Officer. “We have long admired Welbilt’s heritage, breadth of products, brand strength and management team, and together we will have an expanded range of innovative products. The transaction marks a significant milestone in Ali Group’s history and will position us to better serve our customers and capitalize on attractive growth opportunities. We are excited to welcome Welbilt and its employees to the Ali Group family as we strengthen our global presence and continue to build on our culture of quality and innovation.”

“We are excited to reach this agreement with Ali Group, which delivers outstanding value to Welbilt shareholders, provides new opportunities for Welbilt employees and enables Welbilt to benefit from the expertise and resources of Ali Group,” said Bill Johnson, Welbilt’s President and Chief Executive Officer. “This transaction provides a compelling and certain cash value to Welbilt shareholders at an attractive premium and will create a global leader in the foodservice equipment and solutions industry with a full range of connectable foodservice solutions for our customers. I want to thank each of our employees for their hard work and dedication to the success of Welbilt, which has positioned us to reach this agreement today. On behalf of the Welbilt Board and management team, we are excited to work closely with Filippo and the Ali Group team as we bring our companies together.”

In addition, Carl C. Icahn (and affiliates), who owns 7.7% of Welbilt stock, has entered into a support agreement in favor of the transaction.

Approvals and Timing

The transaction, which is not conditioned on financing, is expected to close in early 2022, subject to the satisfaction of customary closing conditions, including the approval of Welbilt shareholders. Upon completion of the transaction, Welbilt’s shares will no longer trade on The New York Stock Exchange.

Welbilt today also confirmed that it has terminated the previous merger agreement entered into with The Middleby Corporation (“Middleby”) on April 20, 2021. Per the terms of the Middleby merger agreement, Ali Group has paid Middleby a $110 million termination fee on Welbilt’s behalf as agreed to in the Ali Group merger agreement. In light of the termination of the agreement with Middleby, Welbilt is cancelling its July 21, 2021, special stockholder meeting to approve the Middleby transaction. Welbilt expects to announce a special stockholder meeting to approve the Ali Group transaction at a later date.

Advisors

Goldman Sachs & Co. LLC has acted as Ali Group’s exclusive financial advisor with financing provided by Goldman Sachs International and Mediobanca, and Alston & Bird is acting as legal advisor. Morgan Stanley & Co. LLC is serving as exclusive financial advisor to Welbilt, and Gibson, Dunn & Crutcher LLP is serving as legal counsel.

About Ali Group

Founded in 1963, Ali Group is an Italian corporation with headquarters located in Milan, Italy and North American operations based in Chicago, Illinois. Through its subsidiaries, the company designs, manufactures, markets and services a broad line of commercial and institutional foodservice equipment used by major restaurant and hotel chains, independent restaurants, hospitals, schools, airports, correctional institutions and canteens.

Ali Group and its 80 global brands employ approximately 10,000 people in 30 countries and, in terms of sales, is one of the world’s largest and most diversified global leaders in the foodservice equipment industry. It has 58 manufacturing facilities in 15 countries and sales and service subsidiaries throughout Europe, North America, South America, the Middle East and Asia Pacific.

For more information on Ali Group products and services, visit www.aligroup.com.

About Welbilt, Inc.

Welbilt, Inc. provides the world’s top chefs, premier chain operators and growing independents with industry-leading equipment and solutions. Our innovative products and solutions are powered by our deep knowledge, operator insights, and culinary expertise. Our portfolio of award-winning product brands includes Cleveland™, Convotherm®, Crem®, Delfield®, Frymaster®, Garland®, Kolpak®, Lincoln®, Manitowoc® Ice, Merco®, Merrychef® and Multiplex®. These product brands are supported by three service brands: KitchenCare®, our aftermarket parts and service brand, FitKitchen®, our fully-integrated kitchen systems brand, and KitchenConnect®, our cloud-based digital platform brand. Headquartered in the Tampa Bay region of Florida and operating 19 manufacturing facilities throughout the Americas, Europe and Asia, we sell through a global network of over 5,000 distributors, dealers, buying groups and manufacturers' representatives in over 100 countries. We have approximately 4,500 employees and generated sales of $1.2 billion in 2020. For more information, visit www.welbilt.com.

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Additional Information and Where to Find It

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Ali Group has made for a business combination transaction with Welbilt, Inc. In furtherance of this proposal and subject to future developments, Ali Group (and, if a negotiated transaction is agreed to, Welbilt) may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document Ali Group and/or Welbilt may file with the SEC in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF WELBILT ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to stockholders of Welbilt. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Ali Group through the web site maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

Ali Group, together with the other participants named herein (collectively, “Ali Group”), and certain of its directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC.

The participants in this solicitation are Ali Holding S.r.l. and Filippo Berti (Chairman and Chief Executive Officer), Bradford D. Willis (Chief Financial Officer), Ryan Blackman (Director of Marketing and Communications), Andrea Cocchi (Chief Executive Officer, EMEA and APAC), and Maurizio Anastasia (Chief Financial Officer, EMEA and APAC). As of the date hereof, the Ali Group (including officers, directors and other members of management) does not own any shares of Welbilt.

Welbilt and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Welbilt is set forth in its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 15, 2021, and Welbilt’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available.

Ali Group Contacts:

Investors and Analysts:

Daniel Burch

MacKenzie Partners, Inc.

(516) 429-2721

dburch@mackenziepartners.com

Jeanne Carr

MacKenzie Partners, Inc.

(917) 648-4478

jcarr@mackenziepartners.com

Media:

Ryan Blackman

Ali Group

Director of Marketing and Communications

(847) 215-5090

rblackman@aligroup.com

Matthew Sherman / Andrew Siegel / Tanner Kaufman

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

tkaufman@joelefrank.com

Welbilt Contacts

Investors and Analysts:

Rich Sheffer

Vice President Investor Relations, Risk Management and Treasurer

Welbilt, Inc.

(727) 853-3079

richard.sheffer@welbilt.com

Media:
David Reno/David Millar
Sard Verbinnen & Co.
Welbilt-SVC@sardverb.com